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                                                                    Exhibit 10.2


                                 Promissory Note
                                  SECURED NOTE

DATE:                                        June 30, 2007

MAKER:                                     CURTIS SCHMID
MAKER'S MAILING ADDRESS:                   3022 Fannin Ave.
                                           Midland, Midland County, Texas  79705

PAYEE:                                     PENGE CORP.
PLACE FOR PAYMENT (INCLUDING COUNTY):      3327 West Wadley, Suite 3-366
                                           Midland, Midland County, Texas 79705

PRINCIPAL AMOUNT:                          ONE HUNDRED FIFTY-FIVE THOUSAND
                                           THREE HUNDRED NINETY-TWO AND
                                           25/100 DOLLARS ($155,392.25)

ANNUAL INTEREST RATE ON UNPAID             SEVEN PERCENT (7%) per annum
PRINCIPAL FROM DATE:

ANNUAL INTEREST RATE ON MATURED,           SEVEN PERCENT (7%) per annum
UNPAID AMOUNT:
TERMS OF PAYMENT (PRINCIPAL                All unpaid principal, together with
AND INTEREST):                             interest in the amount of ONE HUNDRED
                                           FIFTY-FIVE THOUSAND THREE HUNDRED
                                           NINETY-TWO AND 25/100 DOLLARS
                                           ($155,392.25) shall be due and
                                           payable in three equal payments of
                                           principal together with interest
                                           earned to date on the 30th day of
                                           each of June of 2008, 2009 and 2010
                                           (the "Maturity Date").

SECURITY FOR PAYMENT:
         A Security Interest Created and Granted in the Following Security:
         Collateral:             Maker's interest in the Stock and Ground of S&S
                                 Plant Farm Inc., a Texas Corporation

OTHER SECURITY FOR PAYMENT:         None


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SPECIAL PROVISION: Reference is hereby made for all purposes to that certain
Stock Purchase Agreement by and among Penge Corp., a Delaware Corporation, S&S Plant Farm Inc., a Texas Corporation, and Curtis Schmid, individual, dated as of June 30, 2007. Reference is specifically made to sub-paragraphs 1.2 (e) and (f). The obligations of Maker in this Secured Note are contingent upon the performance of its obligations under sub-paragraph 1.2 (f). Should Shareholder, as named in that paragraph, fail to discharge all of the obligations set forth in said sub-paragraph (f), the amount of Purchaser's obligation under this Secured Note shall be reduced by the exact same amount. For example and to exhibit the workings of this provision, if on June 30, 2008, Payee shall have failed to discharge its obligations to the extent of the principal and interest payment due by Maker on that date, Maker shall only owe what has actually been discharged by Payee as though that amount were the original principal balance of this Secured Note. Therefore, if Payee has discharged $30,000.00 of its obligations, on or before June 30, 2008, all that Payee will owe is $30,000.00 as though it were the original principal balance with no interest earned. If on or before June 30, 2009, Payee has once again discharged an additional amount, but said amount is less than Maker's obligation for that payment, then Maker's only obligation will be the additional amount discharged by Payee with no interest earned. The same calculation will be made for June 30, 2010 so that if additional obligations of Payee have been discharged since the two years before, then Maker will owe to the extent of those newly discharged obligations and that will be the full extent of his obligation under this Secured Note.

         Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

         If Maker defaults in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this Note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

         If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection or enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

         Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

         Each Maker is responsible for all obligations represented by this Note.

         When the context requires, singular nouns and pronouns include the plural.



                                    /s/ CURTIS SCHMID
                                    -----------------------------------
                                    CURTIS SCHMID                          Maker



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         Joined by Payee this 30 day of June, 2007 to indicate its agreement to and understanding of the Special Provision as set forth above.

                                       PENGE CORP.

                                       By: /S/ KIRK FISCHER
                                           ---------------------------------












PREPARED IN THE LAW OFFICE OF:

Law Offices of Alan H. Meyers, P.C.
505 N. Big Spring, Suite 104
Midland, Texas 79701
(432) 682-5800
(432) 682-5808 (Fax)